UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2026

NORTECH SYSTEMS INCORPORATED

(Exact name of registrant as specified in charter)

Minnesota	0-13257	41-1681094
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

7550 Meridian Circle N, Maple Grove, MN 55369

(Address of principal executive offices)

(952) 345-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $.01 per share	NSYS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 13, 2026, the Company held its annual meeting of shareholders. The matters voted upon at the meeting and results of such voting are set forth below:

(1)	The shareholders elected six directors to serve as members of the Company’s Board of Directors for one-year terms and until their successors are elected and qualified. The shareholders cast the following votes with respect to the election of directors:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
David B. Kunin	1,596,564	3,718	401,530
Ryan P. McManus	1,597,533	2,749	401,530
Jay D. Miller	1,597,543	2,739	401,530
Stacy A. Kruse	1,598,387	1,895	401,530
Amy S. Fredregill	1,590,326	9,956	401,530
Jose A. Peris	1,597,159	3,123	401,530

(2)	The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s proxy statement. There were 1,583,707 votes cast for the proposal; 8,877 votes cast against the proposal; 7,698 votes abstained; and there were 401,530 broker non-votes.

(3)	The shareholders ratified the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. There were 1,993,417 votes cast for the proposal; 8,375 votes cast against the proposal; 20 votes abstained; and there were no broker non-votes.

(4)	The shareholders approved the 2026 Equity Incentive Plan. There were 1,518,964 votes cast for the proposal; 79,081 votes cast against the proposal; 2,237 votes abstained; and there were 401,530 broker non-votes.

Date: May 14, 2026

Nortech Systems Incorporated
(Registrant)

/s/ Andrew D. C. LaFrence
Andrew D. C. LaFrence
Chief Financial Officer and SVP Finance